Exhibit 10.33

WAIVER, CONSENT AND SEVENTH

AMENDMENT TO CREDIT AGREEMENT

This WAIVER, CONSENT AND SEVENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of November 19, 2012, is entered into by and among AFFIRMATIVE INSURANCE HOLDINGS, INC., a Delaware corporation (the “Borrower”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent (“Administrative Agent”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent (“Collateral Agent” and together with the Administrative Agent, the “Agents”), the Lenders party hereto and the GUARANTORS listed on the signature pages hereto, and is made with reference to that certain CREDIT AGREEMENT, dated as of January 31, 2007 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Credit Agreement”) by and among the Borrower, the Lenders, Administrative Agent, Collateral Agent and the other Agents and Arrangers named therein. Capitalized terms used herein and not defined shall have the meanings ascribed to such terms in the Credit Agreement.

RECITALS

WHEREAS, the Borrower has requested that each Lender agree to waive and amend certain provisions of the Credit Agreement and consent to certain actions of the Borrower, pursuant to and in accordance with Section 9.08(b) of the Credit Agreement in the manner set forth herein; and

WHEREAS, subject to the terms and conditions set forth herein, each Incremental Term Loan Lender, which Lenders constitute Required Lenders and the majority in interest of the outstanding Loans, and the Agents are willing to agree to such waivers, consents and amendments relating to the Credit Agreement as more fully set forth herein.

NOW THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. AMENDMENTS TO CREDIT AGREEMENT. Subject to the conditions and upon the terms set forth in this Amendment and in reliance on the representations and warranties of the Borrower set forth in this Amendment, the Credit Agreement is hereby amended as follows:

1.1. Amendment to Section 1.01: Definitions

(A) Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in proper alphabetical sequence:

“Closing Fee” shall have the meaning ascribed to such term in Section 2.05(d).

“Disclosure Exceptions” shall have the meaning ascribed to such term in Section 5.17.

“Financial Advisor” shall have the meaning ascribed to such term in Section 5.16.

“Funding Commitment” shall have the meaning ascribed to such term in Section 2.01(b).

“Incremental Term Loan” shall mean an incremental term loan made by the Incremental Term Loan Lenders to the Borrower pursuant to Section 2.01.

“Incremental Term Loan Commitment” shall mean, with respect to an Incremental Term Loan Lender, the commitment of such Incremental Term Loan Lender to make or otherwise fund an Incremental Term Loan. The aggregate principal amount of the Incremental Term Loan Commitment as of the Seventh Amendment Closing Date prior to borrowing is in an aggregate principal amount of $8,000,000 and shall be funded in the manner set forth in Section 2.01. The allocations of the Incremental Term Loan Commitments amongst the Incremental Term Loan Lenders shall be as separately notified in writing to the Administrative Agent.

“Incremental Term Loan Lender” shall mean a Lender holding an outstanding Incremental Term Loan. For the avoidance of doubt, the Incremental Term Loan Lenders are and constitute “Lenders”.

“Incremental Term Loan Maturity Date” shall mean January 17, 2014.

“Real Estate Subsidiary” shall mean the Subsidiary formed by one or more Regulated Insurance Subsidiaries for the purpose of holding the Specified Property.

“Real Estate Subsidiary Financing” shall mean up to $15,000,000 in aggregate principal amount of Indebtedness of the Real Estate Subsidiary and/or any Regulated Insurance Subsidiary, which shall be secured solely by the Specified Property, and including any renewals, extensions or refinancings thereof (but not increases in the aggregate principal amount thereof in excess of $15,000,000 plus an amount equal to accrued interest, fees, premiums, costs and expenses incurred in connection therewith); provided, that in all cases (a) such Real Estate Subsidiary Financing shall not be guaranteed by any Loan Party; and (b) such Real Estate Subsidiary Financing shall not be secured by any Lien other than a Real Estate Subsidiary Lien.

“Real Estate Subsidiary Lien” shall mean a Lien that secures the Real Estate Subsidiary Financing, encumbering only the Specified Property and any leases and rents with respect to the lease currently existing on the Specified Property on the Seventh Amendment Closing Date.

“Seventh Amendment” shall mean that certain Waiver, Consent and Seventh Amendment to Credit Agreement, dated as of November 19, 2012, by and among the Borrower, the Required Lenders party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, and the other Loan Parties signatory thereto.

“Seventh Amendment Closing Date” shall mean November 19, 2012.

“Specified Property” shall mean that certain parcel of owned real estate located at 1500 Main Street, Baton Rouge, Louisiana 70802 (including all fixtures, appurtenances, and any assignment of leases and rents with respect to the lease currently existing on such property on the date of this Seventh Amendment).

(B) Section 1.01 of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety:

“Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans, Incremental Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, Term Loan Commitment, Incremental Term Loan Commitment or Swingline Commitment.

“Commitment” shall mean, with respect to any Lender, such Lender’s Revolving Credit Commitment, Term Loan Commitment, Incremental Term Loan Commitment and Swingline Commitment.

“Facility” shall mean, each of (a) the Term Loan Commitments and the Term Loans made thereunder (the “Term Loan Facility”), (b) the Revolving Credit Commitments and the extensions of credit made thereunder (the “Revolving Credit Facility”) and (c) Incremental Term Loan Commitments and the Incremental Term Loans made thereunder.

“Fees” shall mean the Commitment Fees, the Administrative Agent Fees, the L/C Participation Fees, the Issuing Bank Fees and the Closing Fee.

“Lenders” shall mean (a) the persons that deliver a Lender Addendum (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any person that has become a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term “Lenders” shall include the Swingline Lender. For the avoidance of doubt, the Incremental Term Loan Lenders are and constitute “Lenders”.

“Loans” shall mean the Revolving Loans, the Term Loans, the Incremental Term Loans and the Swingline Loan.

“Repayment Date” shall have the meaning ascribed to such term in Section 2.11(a).

“Subsidiary Guarantor” shall mean, initially, each Subsidiary specified on Schedule 1.01(b) and, at any time thereafter, shall include each other Subsidiary that is not an Excluded Foreign Subsidiary, the Real Estate Subsidiary or a Regulated Insurance Subsidiary.”

“Term Borrowing” shall mean a Borrowing or Borrowings comprised of Term Loans and Incremental Term Loans.

1.2. Amendment to Section 1.02: Terms Generally.

(A) Section 1.02 of the Credit Agreement is hereby amended by amending and restating the last sentence thereof as follows:

Notwithstanding anything to the contrary contained herein, (a) any interest expense or Indebtedness incurred in connection with the Electronic Data Processing Equipment and Software Sale and Leaseback Transaction shall be excluded for purposes of calculating the financial covenants set forth in Sections 6.11, 6.12 and 6.15 and (b) any fees, costs and expenses actually paid by the Borrower in connection with the execution, delivery and performance of the Seventh Amendment shall be excluded for purposes of calculating the financial covenants set forth in Section 6.11, 6.12, 6.13, 6.14, 6.15, and 6.16, solely with respect to the periods in which they were paid.

1.3. Amendment to Article II: The Credits

(A) Section 2.01 of the Credit Agreement is hereby amended by amending and restating such section in its entirety as follows:

Section 2.01. Commitments. (a) Subject to the terms and conditions hereof and relying upon the representations and warranties set forth herein, (i) each Term Lender agrees, severally and not jointly, to make a Term Loan to the Borrower on the Closing Date in a principal amount not to exceed its Term Loan Commitment, (ii) each Revolving Credit Lender agrees, severally and not jointly, to make Revolving Loans to the Borrower, at any time and from time to time on or after the date that is sixty (60) days following Closing Date (or such earlier date as the Borrower and the Revolving Credit Lenders as of such date may agree) and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Revolving Credit Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Revolving Credit Lender’s Revolving Credit Exposure exceeding such Revolving Credit Lender’s Revolving Credit Commitment and (iii) subject in all cases to Section 2.01(b) below, each Incremental Term Loan Lender agrees, on a several basis, to make an Incremental Term Loan to the Borrower on the Seventh Amendment Closing Date in a principal amount not to exceed its Incremental Term Loan Commitment. Within the limits set forth in clause (ii) of the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans, provided that no Revolving Credit Borrowings shall be requested or made during each sixty (60) day period commencing on each Zero Balance Period Commencement Date. Amounts paid or prepaid in respect of Term Loans or Incremental Term Loans may not be reborrowed.

(b) Incremental Term Loan Funding. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document (and without affecting any other provisions hereof), the funded portion of each

Incremental Term Loan to be made on the Seventh Amendment Closing Date by each Incremental Term Loan Lender (i.e., the amount advanced to the Borrower on the Seventh Amendment Date) shall be equal to 68.75% of the principal amount of their Incremental Term Loan (the “Funding Commitment”) (it being agreed that the full principal amount of each Incremental Term Loan will be deemed outstanding on the Seventh Amendment Closing Date and the Borrower shall be obligated to repay 100% of the principal amount of the Incremental Term Loan as provided hereunder).

(B) Section 2.03 of the Credit Agreement shall be amended by: (i) adding “, the Incremental Term Loans” immediately after the words “Swingline Loan” on the second line thereof and (ii) by adding a new paragraph at the end of such Section as follows:

With respect to the Incremental Term Loans, each Incremental Term Loan Lender shall make the amount of its Funding Commitment available to the Administrative Agent, subject in all cases to the terms of Section 2.01(b), not later than 4:00 p.m. (New York City time) on the Seventh Amendment Closing Date by wire transfer of same day funds in dollars, at an office designated by the Administrative Agent. The Administrative Agent shall make the proceeds of such Incremental Term Loan available to the Borrower on the Seventh Amendment Closing Date by causing an amount of same day funds in dollars equal to the proceeds of all such Incremental Term Loans received by the Administrative Agent from Incremental Term Loan Lenders to be credited to the account of the Borrower at the office designated by the Administrative Agent or such other account as may be designated in writing to Administrative Agent by the Borrower.

(C) Section 2.04(a) of the Credit Agreement shall be amended by deleting the first sentence thereof and replacing it with the following:

(a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the principal amount of each Term Loan of such Lender made to the Borrower as provided in Section 2.11, (ii) the then unpaid principal amount of each Revolving Loan (including any Swingline Loan) of such Lender made to the Borrower on the Revolving Credit Maturity Date and (iii) the principal amount of each Incremental Term Loan made to the Borrower on the Seventh Amendment Closing Date, as provided in Section 2.11(c).

(D) Section 2.05(d) of the Credit Agreement is hereby amended by (i) placing the existing text of such clause into a new clause (e) and (ii) inserting a new clause (d) as follows:

The Borrower agrees to pay a fee to each Incremental Term Loan Lender in an amount equal to 10% of the funded amount of its Incremental Term Loan (the “Closing Fee”) upon the earlier of: (i) the consummation of any asset sale in the non-regulated operations in excess of $10,000,000, with such

Closing Fee to be paid in cash, or (ii) January 1, 2013, with such Closing Fee to be paid-in-kind and added to the principal amount of the Incremental Term Loans on such date.

(E) Section 2.11(b) of the Credit Agreement is hereby amended by: (i) inserting “or Incremental Term Loan Commitments” immediately after the words “Term Loan Commitments” in the first line thereof, and (ii) inserting “or Incremental Term Loan” immediately after the words “Term Loan” in the second line thereof.

(F) Section 2.11(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(c) To the extent not previously paid, (i) all Term Loans shall be due and payable on the Term Loan Maturity Date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment and (ii) the Incremental Term Loans shall be due and payable on the Incremental Term Loan Maturity Date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

(G) Section 2.11 is hereby amended by adding a new subsection (e) as follows:

(e) On the dates set forth below, the Borrower shall pay to the Administrative Agent, for the account of the Incremental Term Loan Lenders, a principal amount of the Incremental Term Loans equal to the amount set forth below for such date, together in each case with accrued and unpaid interest and Fees on the amount to be paid to but excluding the date of such payment:

Repayment Date	Amount
March 31, 2013	$60,000
June 30, 2013	$40,000
September 30, 2013	$40,000
December 31, 2013	$40,000
Incremental Term Loan Maturity Date	The remaining outstanding aggregate principal amount of the Incremental Term Loans.

(H) Section 2.12(b) of the Credit Agreement shall be amended by adding “and the Incremental Term Loans” immediately after each reference to “Term Loans” in such Section.

(I) Section 2.12(c) of the Credit Agreement shall be amended by adding “, the Incremental Term Loan Maturity Date” immediately after the words “Term Loan Maturity Date” in the last line of such Section.

(J) Section 2.12 of the Credit Agreement shall be amended by adding a new subsection (e) as follows:

(e) In the event that the principal amount of any outstanding Incremental Term Loans are prepaid or repaid in whole or in part prior to the Incremental Term Loan Maturity Date (other than as contemplated by Section 2.11(e)), the Borrower shall pay to the Incremental Term Loan Lenders a prepayment premium on the aggregate principal amount equal to 8.0% of the Incremental Term Loans so prepaid or repaid.

(K) Section 2.13(b) of the Credit Agreement is hereby amended and restated its entirety as follows:

(b) Not later than the fifth Business Day following the completion of any Asset Sale or the occurrence of any Recovery Event, in each case by the Borrower or any Subsidiary thereof, the Borrower shall apply the Required Payment Percentage of the Net Cash Proceeds received with respect thereto, first, to prepay the Incremental Term Loans in full in cash, second, to prepay outstanding Term Loans in full in cash, and third, to prepay the Revolving Credit Facility, in each case, in accordance with Section 2.13(g).

(L) Section 2.13(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(c) In the event and on each occasion that an Equity Issuance occurs, the Borrower shall, substantially simultaneously with (and in any event not later than the fifth Business Day next following) the occurrence of such Equity Issuance, apply the Required Prepayment Percentage of the Net Cash Proceeds therefrom, first, to prepay the Incremental Term Loans in full in cash, second, to prepay outstanding Term Loans in full in cash, and third, to prepay the Revolving Credit Facility, in each case accordance with Section 2.13(g).

(M) Section 2.13(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(d) In the event that any Loan Party or any subsidiary of a Loan Party shall receive Net Cash Proceeds from the issuance or other incurrence of Indebtedness of any Loan Party or any subsidiary of a Loan Party (other than Indebtedness permitted pursuant to Section 6.01) (other than pursuant to Section 6.01(g)), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by such Loan Party or such subsidiary, apply an amount equal to the Required Prepayment Percentage of such Net Cash Proceeds, first, to prepay the Incremental Term Loans in full in cash, second, to prepay outstanding Term Loans in full in cash, and third, to prepay the Revolving Credit Facility, in accordance with Section 2.13(g). For the avoidance of doubt, this paragraph (d) in no event or circumstances shall be interpreted to permit the Borrower to incur any Indebtedness that is not permitted under Section 6.01.

(N) Section 2.13(e) of the Credit Agreement is hereby amended by adding and “and Incremental Term Loans” after the words “Term Loans” in each place that it appears therein.

(O) Section 2.13(f) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(f) Immediately upon receipt by the Borrower or any Subsidiary of any Extraordinary Receipts (other than Extraordinary Receipts received by any Regulated Insurance Subsidiary, in each case, of less than $500,000), the Borrower shall apply the Required Prepayment Percentage of the Net Cash Proceeds received with respect thereto, first, to prepay the Incremental Term Loans in full in cash, second, to prepay outstanding Term Loans in full in cash, and third, to prepay the Revolving Credit Facility, in each case in accordance with Section 2.13(g), provided that, with respect to the receipt of any Extraordinary Receipt in excess of $500,000 by any Regulated Insurance Subsidiary, any prepayment pursuant to this Section 2.13(f) shall be subject to Requirements of Law and the receipt of any required Governmental Authority approval, if any, which the Borrower shall use commercially reasonable efforts to obtain so long as there is a reasonable expectation of obtaining such approval.

(P) Section 2.13(g) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(g) Mandatory prepayments of outstanding Loans pursuant to clauses (b) through (f) above shall be applied, first, pro rata to prepay the Incremental Term Loans against the remaining scheduled installments due in respect of the Incremental Term Loans under Section 2.11 until the Incremental Term Loans are repaid in full in cash, second pro rata against the remaining scheduled installments due in respect of the Term Loans under Section 2.11, third, to prepay outstanding Swingline Loans to the full extent thereof, fourth, to prepay Revolving Loans to the full extent thereof (with a corresponding permanent decrease in the Revolving Credit Commitments) and fifth, to prepay outstanding reimbursement obligations with respect to Letters of Credit. Any Lender may elect, by notice to the Administrative Agent by facsimile at least two Business Days of receiving notice of such prepayment, as set forth in Section 2.13(h), to decline its portion of any prepayment of its Loans pursuant to clauses (b) through (f) above, in which case the aggregate amount of the prepayment that would have been applied to prepay such Loans but was so declined shall be re-offered to those Lenders under this Agreement who have initially accepted such prepayment (such re-offer to be made to each such Lender based on the percentage which such Lender’s Loans represents of the aggregate Loans of all such Lenders who have initially accepted such prepayment). In the event of such a re-offer, each of the relevant Lenders may elect, by notice to the Administrative Agent by telephone by facsimile within two Business Days of receiving notification of such re-offer, to decline its portion of the amount of such prepayment that is re-offered to them and, to the extent so declined by such Lenders, with any remaining amounts being retained by the Borrower to be used for any other purpose not prohibited by this Agreement.

1.4. Amendment to Article III: Representations and Warranties

(A) Section 3.13 of the Credit Agreement shall be amended by adding the following new paragraph at the end of such section as follows:

The Borrower will use the proceeds of the Incremental Term Loans solely as follows: (i) $4,600,000 shall be used to make a contribution to Affirmative Insurance Company solely for the purpose of being a qualified investment to satisfy Illinois Insurance Code requirements, and (ii) to pay fees and expenses of (y) the Administrative Agent and its counsel in accordance with the terms of the Credit Agreement, and (z) any professional retained by the Incremental Term Loan Lenders (including, without limitation, the reasonable, invoiced fees and expenses of counsel to the Incremental Term Loan Lenders and the Financial Advisor) in accordance with the terms of the Credit Agreement.

1.5. Amendment to Article V: Affirmative Covenants

(A) Section 5.09(c) of the Credit Agreement shall be amended by adding “, the Real Estate Subsidiary” after the words “an Excluded Foreign Subsidiary” in each case therein.

(B) Section 5 of the Credit Agreement is hereby amended by adding a new Section 5.16 as follows:

5.16. Financial Advisor to Incremental Term Loan Lenders. The Incremental Term Loan Lenders shall have the right to retain, at the Borrower’s sole reasonable cost and expense and in consultation with the Borrower (which consultation shall not be in any manner considered a consent right), a financial advisor (the “Financial Advisor”) to assess, inter alia, the financial, operational and regulatory condition of the Borrower, including the projections developed by the Borrower, issues pertaining to possible asset sales and the regulatory position and status of the Borrower.

(C) Section 5 of the Credit Agreement is hereby amended by adding a new Section 5.17 as follows:

5.17. Access to Documents, Management and Board of Directors, Meetings. The Borrower shall: (i) give the Incremental Term Loan Lenders and their advisors (including, without limitation, the Financial Advisor) reasonable access to (y) relevant documents (other than documents subject to attorney-client privilege, contractually binding confidentiality obligations owed to a third party existing prior to the date of this Amendment or confidential agreements entered into in the ordinary course of business consistent with past practice (and not made in contemplation of this Amendment) and prohibited by applicable law which determination, if requested by the Incremental Term Loan Lenders, shall be made in consultation with outside finance counsel to the Borrower, and, upon request of the Incremental Term Loan Lenders, furnished to the Incremental Term Loan Lenders in writing (the “Disclosure Exceptions”)), and (z) Borrower’s management team and board of directors, together with their respective advisors, in each case for the purpose of understanding the financial, operational and regulatory condition, and financial projections prepared by, the Borrower and/or its advisors and status of the Borrower, including, without limitation, any possible asset sales and the regulatory position of the Borrower, and (ii) provide the Incremental Term Loan Lenders with copies of all material correspondence between the Borrower (or its advisors) and the Borrower’s insurance regulators (including by electronic submission), each of which shall be delivered promptly, and in any event, within three (3) Business Days of its transmission or receipt, and (iii) agree to use commercially reasonable efforts to arrange meetings with the insurance regulators promptly following a request by the Incremental Term Loan Lenders.

(D) Section 5 of the Credit Agreement is hereby amended by adding a new Section 5.18 as follows:

5.18. Weekly Conference Calls. Hold weekly calls, beginning with the week of November 26, 2012, with the Incremental Term Loan Lenders and their advisors to discuss detailed information with the Incremental Term Loan Lenders regarding the financial, operational and regulatory condition of, and financial projections prepared by, the Borrower, possible asset sales and regulatory position and status of the Borrower (subject to the Disclosure Exceptions) and on each such weekly call, Borrower shall provide the Incremental Term Loan Lenders a summary of each material meeting, phone call, conference or other interaction between the Borrower (or its advisors) and the Borrower’s insurance regulators, except to the extent such information was already provided pursuant to Section 5.20.

(E) Section 5 of the Credit Agreement is hereby amended by adding a new Section 5.19 as follows:

5.19. Detailed Financial Projections. Prepare, promptly following the reasonable request of the Incremental Term Loan Lenders, their counsel or the Financial Advisor, reasonably detailed financial projections and other financial information which shall include reports showing each line of business, state-by-state detail and any such other type of reporting reasonably requested by the Financial Advisor.

(F) Section 5 of the Credit Agreement is hereby amended by adding a new Section 5.20 as follows:

5.20. Notice and Summary of Material Meeting or Call. The Borrower shall: (i) provide the Financial Advisor and/or counsel to the Incremental Term Loan Lenders with advance notice, where practicable, of any material meeting or call with an insurance regulator and the Financial Advisor and/or counsel shall have the opportunity, subject to such regulator’s consent, to attend such meeting as an observer or to listen to such conference call, and (ii) provide the Financial Advisor and the Incremental Term Loan Lenders, within no less than one (1) Business Day, with a summary of any material meeting or call with an insurance regulator, including, without limitation, any meeting or call regarding any affiliate of the Borrower being out of compliance with the applicable regulatory requirements (except to the extent that the Incremental Term Loan Lenders, their counsel or Financial Advisor was in attendance at or participated in such meeting or call or were invited and did not attend any such meeting or, call provided that such meeting or call shall still be summarized on the Borrower’s weekly call with the Incremental Term Loan Lenders pursuant to Section 5.18 hereof).

1.6. Amendment to Article VI: Negative Covenants

(A) Section 6.01(i) of the Credit Agreement is amended by deleting “[RESERVED]” and inserting in its place “Indebtedness of Real Estate Subsidiary and/or any Regulated Insurance Subsidiary under or in respect of the Real Estate Subsidiary Financing.”

(B) Section 6.02(m) of the Credit Agreement is amended by deleing “[RESERVED]” and inserting in its place “the Real Estate Subsidiary Lien.”

(C) Section 6.04(a) of the Credit Agreement is amended by (i) adding “, the Real Estate Subsidiary” immediately following the reference to “any Excluded Foreign Subsidiary” in Proviso (A); (ii) adding “, the Real Estate Subsidiary” immediately following the reference to “Excluded Foreign Subsidiaries” in Proviso (B)(x); and (iii) adding “and (iii) Investments constituting a permitted Real Estate Subsidiary Financing;” at the end thereof.

(D) Section 6.05(b) of the Credit Agreement is amended by deleting such Section in its entirety and replacing it with the following:

(b) Engage in any Asset Sale otherwise permitted under paragraph (a) above unless (x)(i) such Asset Sale is for consideration at least 80% of which is cash (and no portion of the remaining consideration shall be in the form of Indebtedness of the Borrower or any Subsidiary), (ii) such consideration is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of, and (iii) the fair market value of all assets sold, transferred, leased or disposed of pursuant to this paragraph (b)(x) shall not exceed $1,000,000 in the aggregate, (y) such sale, transfer, lease or disposition of assets is from USAgencies or a Subsidiary thereof to the Borrower or its

Subsidiaries, and the acquirer of such assets is not USAgencies or a Subsidiary thereof or (z)(i) such Asset Sale is in connection with the Electronic Data Processing Equipment and Software Sale and Leaseback Transaction and is for consideration at least 80% of which is cash (and no portion of the remaining consideration shall be in the form of Indebtedness issued by the Borrower or any Subsidiary), (ii) such consideration is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of and (iii) the value of the assets sold, transferred or disposed of pursuant to this paragraph (b)(y) after the Seventh Amendment Closing Date shall not exceed $30,000,000 in the aggregate; provided, that, to the extent any such Asset Sale described in clause (z) is consummated after the Seventh Amendment Closing Date, the terms of such transaction shall be reasonably acceptable to the Required Lenders (such consent not to be unreasonably withheld, delayed or conditioned). Notwithstanding anything to the contrary contained herein, the Borrower or any Subsidiary may engage in any Asset Sale otherwise permitted under paragraph (a) above in which the non-cash portion of the consideration for such Asset Sale is in the form of Indebtedness of the applicable purchaser made in favor of the Borrower or any Subsidiary and exceeds 20% of the total consideration for such Asset Sale solely to the extent such non-cash portion does not exceed $1,000,000.

(E) Section 6.06(b) of the Credit Agreement is amended by adding “and documents executed in connection with the Real Estate Subsidiary Financing” at the end of Proviso (A) thereof.

(F) Section 6.07 of the Credit Agreement is amended by adding “and (d) the transactions consented to pursuant to Section 2 of the Third Amendment” immediately prior to the “.” at the end thereof.

1.7. Amendment to Article VII: Events of Default

(A) Article VII of the Credit Agreement shall be amended by (i) deleting the word “or” at the end of subsection (l) thereof, (ii) inserting the word “or” at the end of subsection (m) thereof and (iii) adding a new clause (n) as follows:

(n) default shall be made in the due observance or performance by the Borrower or any subsidiary of any covenant, condition or agreement contained in Sections 5.16, 5.17, 5.18, 5.19 and 5.20, and such default shall continue unremedied for a period of two (2) Business Days; provided, however, if a default in the observance or performance of Section 5.16 results from the resignation of the Financial Advisor or the termination of the Financial Advisor by the Incremental Term Loan Lenders, then solely in such instance, such default continues unremedied for a period of time longer than is necessary to retain a new financial advisor;

(B) The final paragraph of Section 7 of the Credit Agreement, beginning with “Notwithstanding anything to the contrary contained in Article VII,” shall be amended by deleting subclause (e) and replacing it with the following:

(e) the proceeds of all Specified Equity Contributions will be applied to prepay, first, the Incremental Term Loans in full in cash and second, the Term Loans.

1.8. Amendment to Article IX: Miscellaneous

(A) Section 9.05(c) of the Credit Agreement shall be amended by adding “, outstanding amounts under the Incremental Term Loan” after the words “Term Loans” in the second to last line of such Section.

2. CONSENT.

2.1. Notwithstanding anything to the contrary contained in the Credit Agreement (including, without limitation, Sections 5.09, 6.04, 6.05 and 6.07) or any other Loan Document, the Required Lenders hereby consent to (i) the formation of a wholly-owned Subsidiary of one or more Regulated Insurance Subsidiaries (the “Real Estate Subsidiary”) and (ii) the transfer of the Specified Property (as defined herein) to the Real Estate Subsidiary (all documents, instruments and agreements governing such transfer, each as amended, modified or supplemented from time to time, the “Transfer Documents”), (iii) the incurrence of the Real Estate Subsidiary Financing (all documents, instruments and agreements governing such Real Estate Subsidiary Financing, each as amended, modified or supplemented from time to time, the “Real Estate Loan Documents”), (iv) the guarantee of such Indebtedness described in clause (iii) by one or more Regulated Insurance Subsidiaries, and (v) the performance by the New Real Estate Subsidiary and/or one or more Regulated Insurance Subsidiaries of their respective obligations under the Real Estate Loan Documents and the Transfer Documents (the transactions contemplated in clauses (i) through (v) hereof, the “Real Estate Transaction”); provided that the Real Estate Transaction is consummated within seventy-five (75) days of the Seventh Amendment Closing Date (or such later date as approved by the Administrative Agent at the direction of the Required Lenders). The transfer consummated pursuant to the terms of the Transfer Documents shall be deemed to not constitute an Asset Sale for purposes of the Loan Documents, including without limitation, Section 2.13 of the Credit Agreement; provided that the Real Estate Transaction is consummated within seventy-five (75) days of the Seventh Amendment Closing Date (or such later date as approved by the Administrative Agent at the direction of the Required Lenders).

2.2. The Incremental Term Loan Lenders, in their capacity as Required Lenders, and not in their capacity as Incremental Term Loan Lenders, consent to the change in the provisions of the Credit Agreement pursuant to Section 9.08(b) of the Credit Agreement.

3. WAIVER. Pursuant to Section 9.08(b) of the Credit Agreement, the Required Lenders hereby waive the following Defaults and Events of Default:

3.1. Financial Covenant. Defaults and Events of Default arising as a result of (i) the breach of Section 6.12 for the period ending September 30, 2012 (the “Financial Covenant Breach”), (ii) the Borrower failing to provide prompt written notice of the Financial Covenant

Breach or the Defaults and Events of Default otherwise described in this Section 3.1, (iii) the breach of any representations or warranties as a result of the Defaults and Events of Default described in this Section 3.1 and (iv) the conversion and/or continuation of Eurodollar Borrowings during the continuance of the Defaults and Events of Default described in this Section 3.1;

3.2. Financial Reporting. Defaults and Events of Default in connection with the breach of Sections 5.04(b) and 5.04(d) for the period ending September 30, 2012 (the “Financial Reporting Covenants Breach”), (ii) the Borrower failing to provide prompt written notice of the Financial Reporting Covenants Breach or the Defaults and Events of Default otherwise described in this Section 3.2, (iii) the breach of any representations or warranties as a result of the Defaults and Events of Default described in this Section 3.2 and (iv) the conversion and/or continuation of Eurodollar Borrowings during the continuance of the Default described in this Section 3.2; and

3.3. Sale and Leaseback. Defaults and Events of Default (if any) arising as a result of the existence of defaults alleged by one or more lessees under the documentation governing the Electronic Data Processing Equipment and Software Sale and Leaseback Transaction, as described in the Borrower’s Form 8-K filed on October 23, 2012 with the U.S. Securities and Exchange Commission (“Sale-Leaseback Breach”), (ii) the Borrower failing to provide prompt written notice of the Sale-Leaseback Breach or the Defaults and Events of Default otherwise described in this Section 3.2 (if any), (iii) the breach of any representations or warranties as a result of the Defaults and Events of Default described in this Section 3.3 (if any) and (iv) the conversion and/or continuation of Eurodollar Borrowings during the continuance of the Defaults and Events of Default described in this Section 3.3 (if any). The waivers described in this Section 3.2 are being sought by the Borrower out of an abundance of caution and do not constitute any admission by the Loan Parties that such Sale-Leaseback Breach occurred or exists as of the date hereof.

4. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. In order to induce the Required Lenders and the Agents to enter into this Amendment, the Borrower represents and warrants to each Lender and the Agents that the following statements are true, correct and complete:

4.1. Power and Authority. Each of the Loan Parties has all requisite corporate or limited liability company power and authority to enter into this Amendment and to carry out the transactions contemplated by, and to perform its obligations under or in respect of, the Credit Agreement.

4.2. Corporate Action. The execution and delivery of this Amendment and the performance of the obligations of each of the Loan Parties under or in respect of the Credit Agreement as amended hereby have been duly authorized by all necessary corporate or limited liability company action on the part of each of the Loan Parties.

4.3. No Conflict or Violation or Required Consent or Approval. The execution and delivery of this Amendment and the performance of the obligations of each of the Loan Parties under or in respect of the Credit Agreement as amended hereby do not and will not conflict with or violate (a) any provision of the certificate or articles of incorporation or other constitutive documents or by-laws of any Loan Party or any of its Subsidiaries, (b) any provision of any law or any governmental rule or regulation applicable to any Loan Party or any of its Subsidiaries, (c) any order of any Governmental Authority or arbitrator binding on any Loan Party or any of its Subsidiaries, or (d) any indenture, agreement or instrument to which any Loan Party or any of its Subsidiaries is a party or by which any Loan Party or any of its Subsidiaries, or any property of any of them, is bound (except where such violation could not reasonably be expected to have a Material Adverse Effect), and do not and will not require any consent or approval of any Person (other than any approval or consent obtained and is in full force and effect or approvals or consents the failure to obtain could not reasonably be expected to have a Material Adverse Effect or which are not material to the consummation of the transaction contemplated hereby).

4.4. Execution, Delivery and Enforceability. This Amendment has been duly executed and delivered by each Loan Party which is a party hereto and is the legal, valid and binding obligation of such Loan Party, enforceable in accordance with their terms, except as enforceability may be affected by applicable bankruptcy, insolvency, and similar proceedings affecting the rights of creditors generally, and general principles of equity. The Agents’ Liens in all Collateral continue to be valid, binding and enforceable Liens which secure the Borrower Obligations to the extent valid, binding and enforceable on the Closing Date, except as enforceability may be affected by applicable bankruptcy, insolvency and similar proceedings affecting the rights of creditors generally, and general principles of equity.

4.5. No Default or Event of Default. After giving effect to this Amendment and excluding any matters described in that certain default notice delivered by the Borrower to the Lenders on October 22, 2012 (the “Default Notice”) and all other matters previously disclosed in writing to all of the Required Lenders on or prior to the date hereof (collectively with the matters in the Default Notice, the “Excluded Matters”), no event has occurred and is continuing or will result from the execution and delivery of this Amendment that would constitute a Default or an Event of Default.

4.6. Reserved.

4.7. Representations and Warranties. After giving effect to this Amendment and excluding the Excluded Matters, each of the representations and warranties contained in the Loan Documents is and will be true and correct in all material respects on and as of the date hereof and as of the effective date of this Amendment, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects as of such earlier date, provided, that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof.

5. CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT. This Amendment, and the consents , waivers and approvals contained herein, shall be effective as of November 19, 2012 immediately upon delivery to the Agents of executed counterparts hereof by each Loan Party and each Incremental Term Loan Lender (by hand delivery, mail, telecopy or other electronic transmission), upon the satisfaction or the waiver of the following conditions:

5.1. Illinois Department of Insurance Filings. The Required Lenders shall have received all drafts of Affirmative Insurance Company’s DRRR forms (and all supplements thereto) described in that certain letter, dated November 14, 2012, addressed to the Borrower from the Illinois Department of Insurance, such forms and supplements to be in the form in which they are to be filed.

5.2. Fees. The Administrative Agent and the primary counsel to the Incremental Term Loan Lenders shall have received all invoiced, reasonable out-of-pocket fees and expenses due and payable on or prior to the Seventh Amendment Closing Date, including, to the extent invoiced, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or any other Loan Documents (including, without limitation, the reasonable fees and out-of-pocket expenses of Stroock & Stroock & Lavan LLP and Latham & Watkins LLP).

5.3. Necessary Consents. Each Loan Party shall have obtained all material consents necessary or advisable in connection with the transactions contemplated by this Amendment.

5.4. SEC Filings. The Loan Parties shall have provided to the Required Lenders a draft of the filing on form 10-Q to be filed on or around November 19, 2012 with the Securities and Exchange Commission prior to the filing thereof.

5.5. Reserved.

5.6. Organizational Documents; Incumbency. The Required Lenders (with a copy to the Administrative Agent) shall have received (i) to the extent received by the Loan Parties by 10:30 a.m. (New York time) on the Seventh Amendment Closing Date, copies of the each Loan Party’s organizational documents, and, to the extent applicable, certified as of a recent date by the appropriate governmental official; (ii) signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party; (iii) resolutions of the board of directors or similar governing body of each Loan Party approving and authorizing the execution, delivery and performance of this Amendment as of the Seventh Amendment Closing Date, certified as of such date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; and (iv) to the extent received by the Loan Parties by 10:30 a.m. (New York time) on the Seventh Amendment Closing Date, a good standing certificate from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation, in each case, dated as the Seventh Amendment Closing Date or a recent date prior to the Seventh Amendment Closing Date; provided, that such deliverables in clauses (i) and (iv) above will be delivered promptly upon receipt to the extent not provided by such time. In lieu of the deliverables contemplated by clauses (i) and (ii) above, the applicable Loan Party may instead provide a certificate dated as of the Seventh Amendment Closing Date certifying that there have been no changes to the documents delivered to the Administrative Agent on the Seventh Amendment Closing Date (or such later date as the applicable Loan Party became party to the Loan Documents applicable to it).

5.7. Representations and Warranties. The representations and warranties set forth in Section 4 above shall be true in all material respects provided, that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof.

6. CONDITIONS SUBSEQUENT.

6.1. Mortgages. On or prior to the date that is 30 Business Days after the Seventh Amendment Closing Date (or such longer date as agreed by the Administrative Agent), the Loan Parties shall have amended the mortgages reflecting the Incremental Term Loan Commitment in form and substance reasonably acceptable to the Administrative Agent to the extent necessary or reasonably advisable to provide a perfected security interest securing the Incremental Term Loans.

6.2. Cash Flow Forecast. The Administrative Agent and the Incremental Term Loan Lenders shall have received on or before November 30, 2012, and on each Friday thereafter, from the Borrower a rolling 13-week cash flow forecast prepared by the Borrower which forecast shall, among other things, reasonably detail projected cash receipts and cash disbursements on a weekly basis for the then-current week and the next 12 weeks (the “Cash Flow Forecast”), which Cash Flow Forecast shall be in form reasonably satisfactory to the Incremental Term Loan Lenders in their sole and absolute discretion.

6.3. Professional Fee Escrow Account. The Administrative Agent shall deposit, in an escrow account with Stroock & Stroock & Lavan LLP, any excess proceeds of the Incremental Term Loans not used as forth in Section 3.13(i) of the Credit Agreement, which funds in such account shall be released to the Borrower at the sole discretion of the Incremental Term Loan Lenders for the purpose of paying the reasonable and invoiced fees and out-of-pocket expenses of professionals retained by the Incremental Term Loan Lenders (including, without limitation, the fees and expenses of counsel to the Incremental Term Loan Lenders and the Financial Advisor) with such direction to be given when such amounts are due and payable. To the extent that such proceeds are not used for the payment of such fees and expenses, they shall be applied against the outstanding Incremental Term Loans.

6.4. Certificate from Illinois Department of Insurance. The Borrower shall have received (and delivered to the Required Lenders, with a copy to the Administrative Agent), within fifteen (15) calendar days following the Seventh Amendment Closing Date, a certificate (or other confirmatory evidence reasonably satisfactory to the Incremental Term Loan Lenders) from the Illinois Department of Insurance indicating that the Incremental Term Loan Commitment satisfies the Borrower’s regulated insurance subsidiary’s reserve requirement under the Illinois Insurance Code as of September 30, 2012.

7. DIRECTION, CONSENT AND ACKNOWLEDGEMENT. The Incremental Term Loan Lenders, in their capacity as Required Lenders, hereby request and direct that the Agents acknowledge this Amendment and consent to its execution and the terms hereunder, solely to the extent that the Amendment amends, modifies or otherwise affects such Person’s rights or duties under the Credit Agreement and the Agents hereby provide such limited consent pursuant to such direction. The Borrower and each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Agreement and consents to the supplement of the Credit Agreement effected pursuant to this Agreement.

8. RELEASE AND WAIVER. The Loan Parties hereby (i) release, acquit, and forever discharge the Agents and each of the Lenders, and each and every past and present subsidiary, affiliate, stockholder, officer, director, agent, servant, employee, representative, and attorney of the Agents and the Lenders, from any and all claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including reasonable attorneys’ fees) of any kind, character, or nature whatsoever, known or unknown, fixed or contingent, which the Loan Parties may have or claim to have now or which may hereafter arise out of or connected with any act of commission or omission of the Agents or the Lenders existing or occurring prior to the date of this Amendment, in each case arising with respect to the Credit Agreement or the other Loan Documents and (ii) waive any and all claims, counterclaims, causes of action, offsets, rights of recoupment, defenses and demands, whether known or unknown, arising on or before the date of this Amendment, in each case under or with respect to any of the Loans or Obligations or under any of the Loan Documents; provided, that, such releases and waivers described in (i) and (ii) above shall not be applicable with respect to any claims, counterclaims, causes of action, offsets, suits, debts, liens, obligations, liabilities, losses, costs, expenses, demands, defenses or rights of recoupment resulting primarily from the gross negligence or willful misconduct of the Agents or the Lenders as determined by a court of competent jurisdiction by final and nonappealable judgment. The provisions of this Section 6 shall be binding upon the Borrower and each of the other Loan Parties, if any, and shall inure to the benefit of Agents, the Lenders and their respective subsidiaries, affiliates, stockholders, officers, directors, agents, employees, representatives, attorneys, executors, administrators, successors and assigns.

9. EFFECT OF AMENDMENT; RATIFICATION. This Amendment is a Loan Document. From and after the date on which this Amendment becomes effective, all references in the Loan Documents to the Credit Agreement and other Loan Documents shall mean the Credit Agreement as amended, waived and modified hereby. Except as expressly amended, waived and modified hereby, the Credit Agreement and the other Loan Documents, including the Liens granted thereunder, shall remain in full force and effect, and all terms and provisions thereof are hereby ratified and confirmed.

10. MISCELLANEOUS. Each of the Loan Parties confirms that as amended hereby, each of the Loan Documents to which it is a party is in full force and effect, and that as of the date hereof, none of the Loan Parties has any defenses, setoffs or counterclaims to its Obligations.

11. APPLICABLE LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

12. NO WAIVER. The execution, delivery and effectiveness of this Amendment does not constitute a waiver of any Default or Event of Default, amend or modify any provision of any Loan Document, in each case except as expressly set forth herein or constitute a course of dealing or any other basis for altering the Obligations of any Loan Party.

13. COMPLETE AGREEMENT. This Amendment sets forth the complete agreement of the parties in respect of any waiver, consent or amendment to any of the provisions of any Loan Document.

14. CAPTIONS; COUNTERPARTS. The catchlines and captions herein are intended solely for convenience of reference and shall not be used to interpret or construe the provisions hereof. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy or other electronic transmission), all of which taken together shall constitute but one and the same instrument.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Waiver, Consent and Seventh Amendment to Credit Agreement as of the date set forth above.

AFFIRMATIVE INSURANCE HOLDINGS, INC.,
as Borrower

By:	/s/ Joseph G. Fisher

Name: Joseph G. Fisher
Title: Executive Vice President

LOAN PARTIES:
AFFIRMATIVE INSURANCE HOLDINGS, INC.
AFFIRMATIVE MANAGEMENT SERVICES, INC.
AFFIRMATIVE PROPERTY HOLDINGS, INC.
AFFIRMATIVE SERVICES, INC.
AFFIRMATIVE INSURANCE GROUP, INC.
AFFIRMATIVE UNDERWRITING SERVICES, INC.
A-AFFORDABLE INSURANCE AGENCY, INC.
AFFIRMATIVE INSURANCE SERVICES, INC. (f/k/a AFFIRMATIVE INSURANCE SERVICES OF TEXAS, INC.)
DRIVER’S CHOICE INSURANCE SERVICES, LLC
INSUREONE INDEPENDENT INSURANCE AGENCY, LLC
USAGENCIES, L.L.C.
LIFCO, L.L.C.
USAGENCIES MANAGEMENT SERVICES, INC.
AFFIRMATIVE RETAIL, INC.
AFFIRMATIVE PREMIUM FINANCE HOLDINGS, INC.
AFFIRMATIVE PREMIUM FINANCE, INC.

By:	/s/ Joseph G. Fisher

Name: Joseph G. Fisher
Title: Executive Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and as Collateral Agent

By:	/s/ John Toronto

Name: John Toronto
Title: Managing Director

By:	/s/ Vipul Dhadda

Name: Vipul Dhadda
Title: Associate

The Lender acknowledges and agrees that this signature page shall be fully valid and binding upon the Lender upon its execution and delivery by the Lender to the Administrative Agent and may not thereafter be revoked, terminated or cancelled by the Lender.

[LENDER] as Required Lender

By:

Name:
Title: